CONVERTIBLE LOAN AGREEMENT

by and between

CARDINAL COMMUNICATIONS, INC.

and its wholly-owned Subsidiary:

Sovereign Partners, LLC

***all as Co-Borrowers* and**

AND

THUNDERBIRD MANAGEMENT LIMITED PARTNERSHIP

as Lender

This Convertible Loan Agreement (the "Loan Agreement") is entered into as of March 24, 2006, by and between Cardinal Communications, Inc., a Nevada corporation ("CCI") and its subsidiary Sovereign Partners, LLC, a Colorado limited liability company, all as co-borrowers (collectively hereinafter referred to as "Borrower") and Thunderbird Management Limited Partnership, an Arizona limited partnership, together with any assignees or successors in interest (collectively referred to as "Lender").

WITNESSETH:

WHEREAS, CCI is indebted to Lender pursuant to certain promissory note dated 24 Aug 04, in the original principal amount of eight hundred thousand dollars ($800,000.00), with interest on the principal balance from time to time remaining at the rate of ten percent (10%) per annum, computed on the basis of a 365-day year and pursuant to certain promissory note dated 12 May 95, in the original principal amount of seven hundred and two thousand dollars ($702,000.00), with interest on the principal balance from time to time remaining at the rate of twelve percent (12%) per annum, computed on the basis of a 365-day year (collectively, the "Prior Notes"); and

WHEREAS, CCI desires to borrow an additional nine hundred and ninety eight thousand dollars ($998,000.00) from Lender upon the terms and subject to the conditions and for the consideration set forth below, and as memorialized in the attached promissory note (the "Current Note") (collectively the "Prior Notes" and the "Current Note" are referred to in as the "Thunderbird Notes"), bringing the total amount of the principal owed to Lender to two million five hundred thousand dollars ($2,500,000.00) (the "Total Indebtedness"); and

WHEREAS, CCI has requested that Lender modify the terms of the indebtedness represented by the Prior Notes to allow for conversion of the Thunderbird Notes and the Total Indebtedness into the common stock of the Cardinal Communications, Inc., as herein provided, and Lender is willing to agree to such request upon the terms and subject to the conditions and for the consideration hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINTTION OF TERMS

Section 1.01. Definitions.

For the purposes of this Loan Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

"**Affiliate**" with respect to any Person shall mean (i) any person directly or indirectly owning, controlling or holding power to vote 10% or more of the outstanding voting securities of any Person; (ii) any person, 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Person; (iii) any person directly or indirectly controlling, controlled by or under common control with any Person; (iv) any officer, director or partner of any Person; and (v) if a Person is an officer, director or partner, any company for which any Person acts in such capacity. For purposes of this Agreement, any partnership of which any Person is a general partner, or any joint venture in which any Person is a joint venturer, is an Affiliate of each Person.

"**Capital Expenditure**" shall mean an expenditure for assets that will be used in years subsequent to the year in which the purchase is made and which asset is properly classifiable in financial statements as equipment, real property or improvements, or similar type of capitalized asset.

"**Capital Lease**" shall mean any lease of property, real or personal, which is in substance a financing lease and which would be capitalized on a balance sheet of the lessee, including without limitation, any lease under which (i) such lessee will have an obligation to purchase the property for a fixed sum, (ii) an option to purchase the property at an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is executed, or (iii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

"**Consolidated Subsidiaries**" shall mean those corporations of which 50% or more of the voting stock is owned by Borrower and their financial statements are consolidated with those of the Borrower.

"**Conversion**" or "**Conversion Rights**" shall mean exchange of, or the rights to exchange, the Principal Amount of the loan, or any part thereof, for Borrower's fully paid and non assessable common stock on the terms and conditions as provided herein.

"**Common Stock**" shall mean Cardinal Communications, Inc., common stock, $0.0001 par value.

"**Debtor Laws**" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

"**Default**" shall mean any of the events specified in Article VIII.

"**Dividends**", in respect of any corporation, shall mean (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash and other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

"**ERISA**" shall mean the Employee Retirement Income Security Act, as amended, together with all regulations issued pursuant thereto.

"**GAAP**" shall mean generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors, which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

"**Governmental Authority**" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a Subsidiary or any of its or their business, operations or properties.

"**Guaranty**" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person in effect guarantees the payment of any indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements: (i) to purchase such indebtedness or any property constituting security therefor; (ii) to advance or supply funds primarily for the purpose of assuring the holder of such indebtedness of the ability of the Primary Obligor to make payment; or (iii) otherwise to assure the holder of the indebtedness of the Primary Obligor against loss in respect thereof, except that "Guaranty" shall not include the endorsement by Borrower or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

"**Holder**" shall mean the owner of Registerable Securities.

"**Indebtedness**" shall mean, with respect to any Person, the following indebtedness, obligations and liabilities of such Person: (i) all "liabilities" that would be reflected on a balance sheet of such Person; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations of such Person in respect of any Capital Lease, (iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person; and (v) all preferred stock of such Person which is subject to a mandatory redemption requirement, valued at the greater of its involuntary redemption price or liquidation preference plus accrued and unpaid dividends.

"**Investment**" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any indebtedness of such Person, or the subordination of any claim against such Person to other indebtedness of such Person; provided however, that "Investment" shall not include (i) any demand deposits in a duly chartered state or national bank or other cash equivalent investments (ii) any loans permitted by Section 6.12, or (iii) any acquisitions of equity in any other Person.

"**IRS Code**" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations issued thereunder.

"**Lien**" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.

"**Loan**" shall mean the money lent to Borrower pursuant to this Loan Agreement, along with any accrued interest thereon.

"**Loan Closing**" or "**Loan Closing Date**" shall mean the initial disbursement of Loan funds which shall occur on a date 15 days from the date hereof or such earlier date on which Borrower requests, and Lender approve, as the date at which the initial advance of the Loan funds shall be consummated, provided that such date may be mutually extended beyond 15 days, but only by written agreement of the parties hereto.

"**Loan Documents**" shall mean this Loan Agreement and any other agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

"**Material Adverse Effect**" or "**Material Adverse Change**" shall mean any change, factor or event that shall (i) have a material adverse effect upon the validity, performance or enforceability of any Loan Documents, (ii) have a material adverse effect upon the financial condition or business operations of Borrower or any Subsidiaries, (iii) have a material adverse effect upon the ability of the Borrower to fulfill its obligations under the Loan Documents, or (iv) any event that causes an Event of Default or which, with notice or lapse of time or both, could become an Event of Default.

"**Obligation**" shall mean: (i) all present and future indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to this Loan Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; (ii) all present and future indebtedness,

obligations and liabilities of Borrower to Lender arising pursuant to or represented by the Notes and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof; (iii) all present and future indebtedness, obligations and liabilities of Borrower and any Subsidiary evidenced by or arising pursuant to any of the Loan Documents; (iv) all costs incurred by Lender, including but not limited to reasonable attorneys' fees and legal expenses related to this transaction; and (v) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof "Permitted Liens" shall mean: (i) Liens (if any) granted to Lender to secure the Obligation; (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for landlord's, materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided or if an extension is obtained with respect thereto; (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use; (vii) mortgages, financing statements, equipment leases or other encumbrances incurred in connection with the acquisition of property or equipment or the replacement of existing property or equipment, provided that such liens shall be limited to the property or equipment then being acquired; and (viii) Liens arising from standard bank revolving working capital financing secured by inventory, receivables, or general assets of the Borrower.

"**Person**" shall include an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof "Plan" shall mean an employee benefit plan or other plan maintained by Borrower for employees of Borrower and/or any Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

"**Principal Amount**" shall mean, as of any time, the then aggregate outstanding face amount of the Thunderbird Notes after any conversions or redemptions and after giving effect to any installment payments received by Lender.

"**Registerable Securities**" shall mean (i) the Common Stock issued upon Conversion of the Thunderbird Notes, or (ii) any Common Stock issued upon Conversion of the Thunderbird Notes or exercise of any warrant, right or other security which is issued with respect to the Common Stock referred to in clause (i) and (ii) above by way of stock dividend; any other distribution with respect to or in exchange for, or in replacement of Common Stock; stock split; or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; excluding in all cases, however, any Registerable Security that is not a Restricted Security and any Registerable Securities sold or transferred by a person in a transaction in which the rights under this Loan Agreement are not assigned.

"**Registerable Securities Then Outstanding**" shall mean an amount equal to the number of Registerable Securities outstanding which have been issued pursuant to the Conversion of the Thunderbird Notes.

"**Rentals**" of any Person shall mean, as of any date, the aggregate amount of the obligations and liabilities (including future obligations and liabilities not yet due and payable) of such Person to make payments under all leases, subleases and similar arrangements for the use of real, personal or mixed property, other than leases which are Capital Leases.

"**Restricted Security**" shall mean a security that has not been (i) registered under the 1933 Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provisions that are in force) under the 1933 Act.

"**SEC**" shall mean the Securities and Exchange Commission.

"**1933 Act**" shall refer to the Securities Act of 1933, as amended.

"**1934 Act**" shall refer to the Securities Exchange Act of 1934, as amended.

"**Solvent**" shall mean, with respect to any Person on a particular date, that on such date: (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; (ii) the present fair salable value, in the ordinary course of business, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"**Subordinated Debt**" shall mean any indebtedness of the Borrower or any Subsidiaries, now existing or hereafter incurred, which indebtedness is, by its terms, junior in right of repayment to the payment of the Thunderbird Notes.

"**Subsidiary**" shall mean any corporation whether now existing or hereafter acquired of which fifty percent (50%) or more of the Voting Shares are owned, directly or indirectly, by Borrower.

"**Voting Shares**" of any corporation shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

Section 1.02. Other Definition Provisions.

(a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in any other Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

(b) Defined terms used herein in the singular shall import the plural and vice versa.

(c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan document shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

(d) References to financial statements and reports shall be deemed to be a reference to such statements and reports prepared in accordance with GAAP recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board which principles are consistently applied, on the basis used by Borrower in prior years, for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and statement of cash flows, of Borrower and its Consolidated Subsidiaries, if any.

(e) Accounting terms not specifically defined above, or not defined in the Loan Agreement, shall be construed in accordance with GAAP as recognized as of this date by the American Institute of Certified Public Accountants.

ARTICLE II - LOAN PROVISIONS

Section 2.01. Loan Closing.

(a) Subject to the terms and conditions of this Loan Agreement, and the compliance with such terms and conditions by all parties, Lender agree to lend to Borrower, and Borrower agrees to borrow from Lender, the aggregate sum of up to $2,500,000.00; of which $1,502,000.00 has already been paid to Borrower.

(b) Such borrowing shall be evidenced by Borrower's duly executed promissory note (in one or more counterparts) in the sum of nine hundred and ninety eight thousand dollars ($998,000.00) substantially in the form of Exhibit 2.01(b) attached hereto and made a part hereof, with appropriate insertion of names, dates and amounts.

(c) Unless otherwise mutually agreed, the Loan Closing shall be at the offices of CCI.

Section 2.02. Interest Rate and Interest Payments.

Interest on the Principal Amount outstanding from time to time shall accrue at the rate of twelve percent (12%) per annum, which interest shall be paid monthly, with the first installment payable on April 17, 2006, and subsequent payments at the seventeenth day of the month beginning each month thereafter. Overdue principal and interest on the Thunderbird Notes shall bear interest, to the extent permitted by applicable law, at a rate of twelve percent (12%) per annum. Interest on the Principal Amount shall be calculated, from time to time, on the basis of the actual days elapsed in a year consisting of 365 days.

Section 2.03. Maturity.

If not sooner redeemed or converted, the Thunderbird Notes shall mature on the fifth anniversary of the execution of this Agreement, at which time all the remaining unpaid principal, interest and any other charges then due under the Loan Agreement shall be due and payable in full.

Section 2.04. Taxes.

(a) Payments by Borrower hereunder shall be made without deduction for any present or future taxes, duties, charges or withholdings, (excluding, in the case of the Lender, any foreign taxes, any federal, state or local income taxes and any franchise taxes or taxes imposed upon it by the jurisdiction, or any political subdivision thereof, under which the Lender is organized or is qualified to do business) and all liabilities with respect thereto (herein "Taxes") shall be paid by Borrower. If Borrower shall be required by law to deduct any Taxes for which Borrower is responsible under the preceding sentence from any sum payable hereunder to any Lender: (i) the sum payable shall be increased so that after making all required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

(b) Except as otherwise set forth in this Loan Agreement or the other Loan Documents, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

(c) Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes reasonably paid by Lender or any liability (including any penalties or interest assessed because of Borrower's defaults) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date Lender make written demand therefor. Lender shall subrogate any and all rights and claims relating to such Taxes and Other Taxes to Borrower upon payment of said indemnification.

(d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower in this Section 2.06 shall survive the payment in full of the Obligation.

Section 2.05. Stock Conversion Rights and Registration Rights Agreement.

(a) Each of the Thunderbird Notes shall be exchangeable for shares of Borrower's common stock on the following terms and in the following amounts:

The Thunderbird Notes and the Total Indebtedness shall be convertible, at Lender's option or Borrower's option, into shares of Borrower's common stock at four separate conversion prices.

(i) Lender may convert up to twenty five percent (25%) of the Total Indebtedness at two and a half cents ($0.025);

(ii) Lender may convert up to twenty five percent (25%) of the Total Indebtedness at seven and a half cents ($0.075);

(iii) Lender may convert up to twenty five percent (25%) of the Total Indebtedness at twelve and a half cents ($0.125); and

(iv) Lender may convert the final twenty five percent (25%) of the Total Indebtedness at seventeen and a half cents ($0.175).

(b) The holder of shares of common stock of Borrower issued upon conversion shall be entitled to the rights as provided in Article IX of this Loan Agreement.

ARTICLE III - CONDITIONS PRECEDENT

Section 3.01. Document Requirements.

(a) The obligations of Lender hereunder are subject to the condition precedent that, on or before the closing date, Lender shall have received the following in form and substance satisfactory to Lender:

(i) Copies of resolutions, as adopted by the Borrower's Board of Directors, approving the execution, delivery and performance of this Loan Agreement and the other Loan Documents, including the transactions contemplated herein.

(ii) Copies of the following financial statements for Borrower: (A) An audited balance sheet and income statement for Borrower as of December 31, 2004 (B) unaudited balance sheet and income statement for Borrower as of September 30, 2005.

(iii) An executed Pledge and Security Agreement evidencing the hypothecation of one hundred percent (100%) of the Borrowers' membership interest in Sovereign Pumpkin Ridge, LLC to the Lender. The Parties acknowledge that Borrower intends to form a Limited Liability Company to develop the "El Rio Project;" and when such entity is formed, Borrower intends to execute a Pledge and Security Agreement evidencing hypothecation of one hundred percent (100%) of the Borrowers' membership interest in such entity.

(iv) Such other information and documents as may reasonably be required by Lender and Lender's counsel to substantiate Borrower's compliance with the requirements of this Loan Agreement.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loan hereunder, Borrower represents and warrants to Lender that:

Section 4.01. Organization and Good Standing.

Borrower is duly organized and existing in good standing under the laws of the state or country of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which failure to qualify would have a

Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact material business operations in the future.

Section 4.02. Authorization and Power.

Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by Borrower. The Borrower is duly authorized to, and has taken all corporate action necessary to authorize, execute, deliver and perform the Loan Documents executed by Borrower. The Borrower is and will continue to be duly authorized to perform the Loan Documents executed by Borrower.

Section 4.03. No Conflicts or Consents.

To the best of Borrower's knowledge, except as disclosed to Lender, neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower is or becomes bound, or to which Borrower is or becomes subject, or violate any provision of the charter or bylaws of Borrower. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby except those that have been obtained.

Section 4.04. Enforceable Obligations.

The Loan Documents have been duly executed and delivered by the Borrower and are the legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditor's rights and debtor's obligations.

Section 4.05. Financial Condition.

Borrower has delivered or made available to Lender copies of the balance sheet of Borrower as of December 31, 2004, and the related statements of income, stockholders' equity and statement of cash flow for the year ended, audited by its independent Certified Public Accountant. To the best of Borrower's knowledge, such financial statements are true and correct in all material respects, fairly represent the financial condition of Borrower as of such dates and have been prepared in accordance with GAAP (except unaudited financial statements omit certain footnotes); and as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements or otherwise disclosed herein. Since the date of the above referenced year end financial statements and quarterly financial statements, there have not been, except as disclosed in Exhibit 4.06: (i) any Material Adverse Change in the financial condition, results of operations, business, prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown), of the Borrower; (ii) any dividend declared or paid or distribution made on the capital stock of the Borrower or any capital stock thereof redeemed or repurchased; (iii) any incurrence of long-term debt by the Borrower; (iv) any salary, bonus or compensation increases to any officers, key employees or agents of the Borrower or; (v) any other transaction entered into by the Borrower except in the ordinary course of business and consistent with past practice.

Section 4.06. Full Disclosure.

To the best of Borrower's knowledge, there is no material fact that Borrower has not disclosed to Lender which could reasonably be expected to have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements referenced in Section 4.05 hereof, nor any statement delivered herewith or heretofore by Borrower to Lender in connection with the negotiations of this Loan Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary to keep the statements contained herein or therein from being misleading.

Section 4.07. No Default.

No event has occurred and is continuing which constitutes a Default or an Event of Default under this Loan Agreement.

Section 4.08. Material Agreements.

The Borrower is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

Section 4.09. No Litigation.

Except as disclosed to Lender pursuant to Exhibit 4.09 - Schedule of Litigation attached hereto, there are no actions, suits, investigations, arbitrations or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower, and there has been no change in the status of any of the actions, suits, investigations, litigation or proceedings disclosed to Lender which could have a materially adverse effect on Borrower or on any transactions contemplated by any Loan Document.

Section 4.10. Burdensome Contracts.

To the best knowledge of the Borrower, it is not a party to, or bound by, any contract or agreement, the faithful performance of which is so onerous so as to create or to likely create a Material Adverse Effect on the business, operations or financial condition of the Borrower.

Section 4.11. Taxes.

All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid. To the best knowledge of Borrower, there is no proposed tax assessment against Borrower and there is no basis for such assessment.

Section 4.12. Principal Office, Etc.

(a) The principal office and principal place of business of the Borrower and each of its Subsidiaries is as follows:

390 Interlocken Crescent
Suite 900
Broomfield, Colorado 80021

Section 4.13. Employee Benefit and Incentive Plans; ERISA.

(a) Borrower is not obligated under any Plans.

(b) Borrower is not a party to any collective bargaining agreement and is not aware of any activities of any labor union that is currently seeking to represent or organize its employees. Borrower has not experienced any labor problems, including work stoppages, disputes or slowdowns with respect to its employees.

Section 4.14. Compliance with Law.

To the best knowledge of Borrower, Borrower is in compliance with all laws, rules, regulations, orders and decrees which are applicable to Borrower or its properties by reason of any Governmental Authority which are material to the conduct of the business of Borrower or any of its properties.

Section 4.15. Compliance with Environmental Requirements.

To the best knowledge of Borrower, all properties of Borrower are in compliance with all federal, state or local environmental protection laws, statutes and regulations which are material to the conduct of the business of Borrower, or its properties, and the Borrower is currently in compliance with all material reporting requirements, rules, and regulations which are applicable to Borrower or its properties by reason of such governmental environmental protective agencies.

Section 4.16. Capital Stock and SEC Requirements.

The shares of common stock of the Borrower when issued to Lender upon conversion of the Thunderbird Notes will be duly and validly issued, fully paid and non-assessable and in compliance with all applicable securities laws. Borrower shall at all times reserve and keep available sufficient authorized and unissued shares of common stock to effectuate the conversion of the Thunderbird Notes.

Section 4.17. Casualties.

Neither the business nor the properties of Borrower is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

Section 4.18. Investment Company Act.

Borrower is not an "investment company" as defined in Section 3 of the 1940 Act nor a company that would be an investment company except for the exclusions from the definition of an investment company in Section 3(C) of the 1940 Act, and Borrower is not controlled by such a company.

Section 4.19. Margin Regulation.

As of the Loan Closing Date, the Borrower does not have a class of securities with respect to which a member of a national securities exchange, broker, or dealer may extend or maintain credit to or for a customer pursuant to rules or regulation adopted by the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act.

Section 4.20. Insurance.

All of the insurable properties of the Borrower are insured for its benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in such industry. Such policies are listed in Exhibit 4.20 - Schedule of Insurance.

Section 4.21. Patents. Trademarks and Copyrights.

To the best of Borrower's knowledge, Borrower owns all patents, trademarks and copyrights, if any, necessary to conduct its business or possesses licenses or other rights, if any, therefore, or has the right to use such proprietary rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any such proprietary right or challenging or questioning the validity or effectiveness of any such license or agreement. Each of the proprietary rights is valid and subsisting, and has not been canceled, abandoned or otherwise terminated.

Section 4.22. Survival of Representations and Warranties.

All representations and warranties by Borrower herein shall survive the Loan Closing and any subsequent Loan Closings and the delivery of the Thunderbird Notes, and any investigation at any time made by or on behalf of Lender shall not diminish Lender' right to rely on Borrower's' representations and warranties as herein set forth.

ARTICLE V - AFFIRMATIVE COVENANTS

So long as any part of the Thunderbird Notes remains unpaid or has not been redeemed or converted hereunder, and until such payment, redemption or conversion in full, unless the Lender shall otherwise consent in writing, which consent shall not be unreasonably withheld, Borrower agrees that:

Section 5.01. Financial Statements, Reports and Documents.

(a) The Borrower shall accurately and fairly maintain its books of account in accordance with GAAP, employ a firm of independent certified public accountants to make annual audits of its accounts in accordance with generally accepted auditing standards; permit the Lender and their representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as the Lender may request; and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as the Lender may request.

(b) The Borrower shall provide or make available the following reports and information to the Lender and/or the Lender' designee:

(i) As soon as available after the close of each quarter, the Company's report on Form 10-QSB with exhibits for said period.

(ii) As soon as available after the close of each year, the Company's report on Form 10-KSB with exhibits for said period.

(iii) With reasonable promptness, such other information relating to the finances, properties, business and affairs of the Borrower and each Subsidiary, as Lender may reasonably request from time to time.

(iv) Promptly upon its becoming available, one copy of each financial statement, report, press release, notice or proxy statement sent by Borrower to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which the Borrower is a party.

Section 5.02. Operation Review.

Borrower agrees that it will review its operations with Lender. Such operations reviews will be in such depth and detail as Lender shall reasonably request.

Section 5.03. Payment of Taxes and Other Indebtedness.

Borrower shall, and shall cause its Subsidiaries, if any, to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (iii) all of its other Indebtedness, except as prohibited hereunder; provided, however, that Borrower and its Subsidiaries, if any, shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

Section 5.04. Maintenance of Existence and Rights; Conduct of Business.

Borrower shall, and shall cause its Subsidiaries, if any, to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid

regulations and orders of any Governmental Authority. Borrower shall keep its principal place of business within the United States.

Section 5.05. SEC Filing and Maintenance of SEC Reporting Requirements.

So long as Borrower has a class of securities registered pursuant to Section 12 of the 1934 Act, Borrower shall duly file, when due, all reports and statements required of a company whose securities are registered for public trading under and pursuant to the 1934 Act, as amended, and any rules and regulations issued thereunder, and to preserve and maintain its registration thereunder and all of the rights of its security holders normally associated with a publicly traded stock company.

Section 5.06. Notice of Default.

Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes a Default or would with the passage of time become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

Section 5.07. Other Notices.

Borrower shall promptly notify Lender of (i) any Material Adverse Change in its financial condition or its business, (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower or its Subsidiaries, if any, (iii) any material adverse claim against or affecting Borrower or its Subsidiaries, if any, or any of its properties, and (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority, the negative result of which has a Material Adverse Effect on Borrower and its Subsidiaries, taken as a whole.

Section 5.08. Compliance with Loan Documents.

Borrower shall, and shall cause each of its Subsidiaries, if any, to promptly comply with any and all covenants and provisions of the Loan Documents.

Section 5.09. Compliance with Material Agreements.

Borrower shall, and shall cause each of its Subsidiaries, if any to use its best efforts to comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

Section 5.10. Operations and Properties.

Borrower shall, and shall cause each of its Subsidiaries, if any, to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower shall, and shall cause each of its Subsidiaries, if any, to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

Section 5.11. Compliance with Law.

Borrower shall, and shall cause each of its Subsidiaries, if any, to use its best efforts to comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could reasonably be expected to have a Material Adverse Effect.

Section 5.12. Insurance.

Borrower shall, and shall cause each of its Subsidiaries, if any, to maintain such worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against

such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

Section 5.13. Authorizations and Approvals.

Borrower shall, and shall cause each of its Subsidiaries, if any, to, promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

Section 5.14. ERISA Compliance.

Borrower shall (i) at all times, make prompt payment of all contributions required under all Plans, if any, and required to meet the minimum funding standards set forth in ERISA with respect to its Plans subject to ERISA, if any, (ii) notify Lender immediately of any fact in connection with any of its Plans, which might constitute grounds for termination thereof or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to Lender upon its request such additional information concerning any of its Plans as may be reasonably requested.

Section 5.15. Further Assurances.

Borrower shall, and shall cause each of its Subsidiaries, if any, to make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or the obligations of Borrower or its Subsidiaries, if any, thereunder, which Lender may request from time to time.

Section 5.16. Indemnity by Borrower.

Borrower shall indemnify, save, and hold harmless, Lender and their directors, officers, agents, attorneys, and employees (collectively, the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any indemnitee if the claim, demand, action or cause of action directly or indirectly relates to the Loan Agreement and the other Loan Documents issued pursuant thereto, the use of proceeds of the Loans, or the relationship of Borrower and Lender under this Loan Agreement or any transaction contemplated pursuant to this Loan Agreement, (ii) any administrative or investigative proceeding by any Governmental Authority directly or indirectly related to a claim, demand, action or cause of action described in clause (i) above, and (iii) any and all liabilities, losses, costs, or expenses (including reasonable attorneys' fees and disbursements) that any indemnitee suffers or incurs as a result of any of the foregoing; provided, however, that Borrower shall have no obligation under this Section 5.16 to Lender with respect to any of the foregoing arising out of the negligence or willful misconduct of Lender or its assignees or the breach by the Lender or its assignees of this Loan Agreement or any other Loan Document or other document executed in connection with any of the aforesaid, the breach by Lender or its assignees of any agreement or commitment with other parties, the violation or alleged violation of any law, rule or regulation by Lender or their assignees, or from the transfer or disposition by Lender of any of the Thunderbird Notes or the Common Stock issued upon conversion. If any claim, demand, action or cause of action is asserted against any indemnitee, such indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. In the event that such indemnitee's failure to properly notify the Borrower materially prejudices Borrower's right to participate in the contest of such claim, demand, action, or cause of action, then said indemnitees shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Borrower may elect to defend any such claim, demand, action or cause of action (at its own expense) asserted against said indemnitee and, if requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee (at Borrower's expense) shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment to or on behalf of an indemnitee hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such

claim or proceeding and shall obtain Borrower's written concurrence thereto. In the event that said indemnitee fails to obtain Borrower's prior written consent to any such settlement or compromise, said indemnitee shall have no right to receive and Borrower shall have no obligation to pay any indemnification amounts hereunder. Each indemnitee may employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action, or cause of action covered by this Section 5.16; provided, however, that each indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section which also involves other indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all indemnitees, including by allowing Borrower to select one lawyer for all parties, such selection to be subject to the approval of such parties, which approval shall not be unreasonably withheld.

ARTICLE VI - NEGATIVE COVENANTS

So long as any part of the Thunderbird Notes have not been redeemed or converted hereunder, and until such redemption or conversion in full, unless the Lender shall otherwise consent in writing, which consent shall not be unreasonably withheld, Borrower agrees that, unless permitted otherwise:

Section 6.01. Alteration of Material Agreements.

Borrower shall not, and shall not permit its Subsidiaries, if any, to consent to or permit any alteration, amendment, modification, release, waiver or termination of any material agreement to which it is a party other than in the ordinary course of business.

Section 6.02. Limitation on Sale of Properties.

Borrower shall not, and shall not permit its Subsidiaries, if any, to: (i) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration, or (ii) sell, assign or discount any accounts receivable except in the ordinary course of business or to secure bank or commercial working capital loans in the ordinary course of business.

Section 6.03. Fiscal Year and Accounting Method.

Borrower shall not, and shall not permit its Subsidiaries, if any, to, change its method of accounting except as permitted by GAAP.

Section 6.04. Liquidation and Dispositions of Substantial Assets.

Borrower shall not permit its Subsidiaries to dissolve or liquidate, (ii) sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets or business, or (iii) enter into any other transaction that has a similar effect.

Section 6.05. No Amendments to Articles of Incorporation or Bylaws.

Borrower shall not, and shall not permit its Subsidiaries, if any, to materially amend its Articles of Incorporation or bylaws except as is necessary to fulfill the conditions of this Loan Agreement or as Borrower deems necessary and in the best interests of Cardinal Communications.

Section 6.06. Restricted Payments.

So long as any Thunderbird Notes are outstanding, Borrower shall not declare or pay any dividend (other than stock dividends) (i) on any Common Stock, or purchase, redeem, decrease, or otherwise acquire any shares of Common Stock, or (ii) on any Preferred Stock issued after the date hereof if such dividend or purchase in the aggregate exceeds 1.25 times the cumulative earnings of the Borrower for the previous twelve months.

ARTICLE VII - EVENTS OF DEFAULT

Section 7.01. Events of Default.

An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

(a) Borrower shall fail to pay (or shall state in writing an intention not to pay or its inability to pay), not later than ten (10) days after the due date, any installment of interest on or principal of, any of the Thunderbird Notes or any fee, expense or other payment required hereunder;

(b) Any representation or warranty made under this Loan Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty was made;

(c) Default shall occur in the performance of any of the covenants or agreements of Borrower or of its Subsidiaries, if any, contained herein, or in any of the other Loan Documents, which is not remedied within thirty (30) days after written notice thereof to Borrower from Lender;

(d) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

(e) Borrower or its Subsidiaries, if any, shall (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself, or of all or substantially all of such Person's assets, (B) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (F) take corporate action for the purpose of effecting any of the foregoing;

(f) An involuntary petition or complaint shall be filed against Borrower or any of its Subsidiaries, if any, seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or its subsidiary, if any, or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

(g) Any final judgment(s) for the payment of money in excess of the sum of $250,000 in the aggregate shall be rendered against Borrower or any subsidiary and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

(h) The Borrower shall fail to issue and deliver shares of Common Stock upon conversion of the Thunderbird Notes.

Section 7.02. Remedies Upon Event of Default.

If an Event of Default shall have occurred and be continuing for a period of thirty (30) days, then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in their sole discretion may deem necessary or appropriate: declare the unpaid Principal Amount (after application of any payments or installments received by Lender) of, and all interest then accrued but

unpaid on, the Thunderbird Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Thunderbird Notes to the contrary notwithstanding; reduce any claim to judgment; and without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.

Section 7.03. Performance by Lender.

Should Borrower fail to perform any covenant, duty or agreement contained herein or in any of the other Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender at its principal office in Denver, Colorado, together with interest thereon, at the interest rate specified in the Thunderbird Notes, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender assumes no liability or responsibility for the performance of any duties of Borrower hereunder or under any of the other Loan Documents.

Section 7.04. Payment of Expenses Incurred by Lender.

Upon the occurrence of a Default or an Event of Default, which occurrence is not cured within the notice provisions, if any, provided herein, Borrower agrees to pay and shall pay all costs and expenses (including Lender's attorney's fees and expenses) reasonably incurred by Lender in connection with the preservation and enforcement of Lender's rights under the Loan Agreement or any other Loan Document.

ARTICLE VIII - REGISTRATION RIGHTS

Section 8.01. Demand For Registration.

(a) Subject to the Holder's right to convert the Thunderbird Notes under the Loan Agreement, the Borrower hereby agrees to register, subject to the terms and conditions set forth herein, all or any portion of the Registerable Securities at any time it shall receive a written request from the Lender that the Borrower file a registration statement under the 1933 Act covering the registration of at least a majority of the Registerable Securities Then Outstanding. The Borrower hereby agrees, subject to the limitations hereof, to use its best lawful efforts to effect as soon as reasonably possible, and in any event (if legally possible, and as allowed by the SEC, and if no factor outside the Borrower's reasonable control prevents it) within 150 days of the receipt of the initial written registration request, to effect the registration under the 1933 Act of all Registerable Securities which the Lender has requested.

(b) Lender shall utilize Rule 144 if said exemption, in the Borrower's sole determination, meets its distribution requirements.

(c) Notwithstanding the foregoing, if the Borrower shall furnish to the Lender a certificate signed by the President of the Borrower stating that in the good faith judgment of the Board of Directors of the Borrower, it would be materially detrimental to the Borrower and its shareholders for such registration statement to be filed at that time, and it is therefore essential to defer the filing of such registration statement, the Borrower shall have the right to defer the commencement of such a filing for a period of not more than 180 days after receipt of the request of the Holder; provided, however, that at least 12 months must elapse between any two such deferrals.

Section 8.02. Obligations of the Borrower.

Whenever required to effect the registration of any Registerable Securities pursuant to this Loan Agreement, the Borrower shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its best lawful efforts to cause such registration statement to become effective, and keep such registration statement effective until the sooner of all such Registerable Securities having been distributed, or until 120 days

have elapsed since such registration statement became effective (subject to extension of this period as provided below);

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, or 120 days have elapsed since such registration statement became effective (subject to the extension of this period as provided below);

(c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registerable Securities owned by them;

(d) Use its best lawful efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Borrower shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

Section 8.03. Furnish Information.

(a) It shall be a condition precedent to the obligations of the Borrower to take any action pursuant to this Article VIII that the Holder shall furnish to the Borrower any and all information reasonably requested by the Borrower, its officers, directors, employees, counsel, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other Governmental Authority, including but not limited to: (i) such information regarding himself, the Registerable Securities held by him, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registerable Securities, and (ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

(b) In connection with the preparation and filing of each registration statement registering Registerable Securities under the 1933 Act, the Borrower shall give the Holder of Registerable Securities on whose behalf such Registerable Securities are to be registered and its underwriters, if any, and their respective counsel and accountants, at such Holder's sole cost and expense (except as otherwise set forth herein), such access to copies of the Borrower's records and documents and such opportunities to discuss the business of the Borrower with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

Section 8.04. Expenses of Demand Registration.

Except as set forth below, all expenses, other than underwriting discounts and commissions incurred in connection with not more than two demand registrations pursuant to Section 8.01 above, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Borrower, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Borrower.

Section 8.05. Indemnification Regarding Registration Rights.

If any Registerable Securities are included in a registration statement under this Article IIX:

(a) To the extent permitted by law, the Borrower will indemnify and hold harmless Holder, and any underwriter (as defined in the 1933 Act) for such Holder, against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations

(collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to the Borrower or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein; (ii) the omission or alleged omission to state therein a material fact with respect to the Borrower or its securities required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Borrower of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 8.07(a) shall not apply and the Borrower shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, or (ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Borrower, which consent shall not be unreasonably withheld.

(b) To the extent permitted by law, Holder shall indemnify and hold harmless the Borrower, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Borrower within the meaning of the 1933 Act or the 1934 Act, each of the Borrower's employees, agents, counsel and representatives, any underwriter and any other Holder selling securities in such registration statement, or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses, liabilities (joint or several) to which the Borrower or any such director, officer, controlling person, employee, agent, representative, underwriter, or other such Holder, or director, officer or controlling person thereof, may become subject, under the 1933 Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent and only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such. Each such Holder will indemnify any legal or other expenses reasonably incurred by the Borrower or any such director, officer, employee, agent representative, controlling person, underwriter or other Holder, or officer, director or of any controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 8.05 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.05, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 8.05, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

(d) If the indemnification provided for in this Section 8.05 is unavailable to an indemnified party under this Section in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Borrower, on the one hand and of the Holder, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of the Borrower, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by the Borrower or by the Holder, and the

parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Borrower, on the one hand, and the Holder, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 8.05 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 8.05, neither the Borrower nor the Holders shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which the Borrower or each such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

Section 8.06. Reports Under the 1934 Act.

So long as the Borrower has a class of securities registered pursuant to Section 12 of the 1934 Act, with a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Borrower to the public without registration or pursuant to a registration on Form S-3, if applicable, the Borrower agrees to use its best lawful efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

(b) File with the SEC in a timely manner all reports and other documents required of the Borrower under the 1933 Act and the 1934 Act; and

(c) Furnish or make available to Holder, so long as Holder owns any Registerable Securities, forthwith upon request a copy of the most recent annual or quarterly report of the Borrower and such other SEC reports and documents so filed by the Borrower, and (ii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

Section 8.07. Assignment of Registration Rights.

Subject to the terms and conditions of the Loan Agreement, the right to cause the Borrower to register Registerable Securities pursuant to this Loan Agreement may be assigned by Holder to any transferee or assignee of such securities; provided that said transferee or assignee is a transferee or assignee of at least ten percent (10%) of the Registerable Securities and provided that the Borrower is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; it being the intention that so long as Holder holds any Registerable Securities hereunder, either Holder or its transferee or assignee of at least ten percent may exercise the demand right to registration and piggy-back registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Loan Agreement shall be deemed null and void and of no effect whatsoever.

Section 8.08. Other Matters.

(a) Each Holder of Registerable Securities hereby agrees by acquisition of such Registerable Securities that, with respect to each offering of the Registerable Securities, whether each Holder is offering such Registerable Securities in an underwritten or non-underwritten offering, such Holder will comply with Rules 10b-2,

10b-6 and 10b-7 of the 1934 Act and such other or additional anti-manipulation rules then in effect until such offering has been completed, and in respect of any non-underwritten offering, in writing will inform the Borrower, any other Holders who are selling shareholders, and any national securities exchange upon which the securities of the Borrower are listed, that the Registerable Securities have been sold and will, upon the Borrower's request, furnish the distribution list of the Registerable Securities. In addition, upon the request of the Borrower, each Holder will supply the Borrower with such documents and information as the Borrower may reasonably request with respect to the subject matter set forth and described in this Section 8.10.

(b) Each Holder of Registerable Securities hereby agrees by acquisition of such Registerable Securities that, upon receipt of any notice from the Borrower of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of Registerable Securities under the prospectus related to the applicable registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Borrower that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

Section 8.09. Termination of Rights.

(a) The Holder's right to demand registration, as granted to Holder under this Article VIII, shall terminate on December 31, 2010, or after the Holder has exercised two demand registration rights at the expense of the Borrower as provided in this Loan Agreement, whichever is first to occur.

ARTICLE IX - MISCELLANEOUS

Section 9.01. Strict Compliance.

Any waiver by Lender of any breach or any term or condition of this Loan Agreement or the other Loan Documents shall not be deemed a waiver of any other breach, nor shall any failure to enforce any provision of this Loan document or the other Loan Documents operate as a waiver of such provision or of any other provision, nor constitute nor be deemed a waiver or release of the Borrower for anything arising out of, connected with or based upon this Loan Agreement or the other Loan Documents.

Section 9.02. Waivers and Modifications.

All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Loan Agreement or any other Loan Documents, and any consent to departure therefrom, shall be effective only if the same shall be in writing by Lender and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law.

Section 9.03. Notices.

(a) Any notices or other communications required or permitted to be given by this Loan Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified, registered mail or sent by overnight service such as Federal Express, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

(b) Any notice to be mailed, sent or personally delivered shall be mailed or delivered to the principal offices of the party to whom such notice is addressed, as that address is specified herein on the signature page hereof Any such notice or other communication shall be deemed to have been given (whether actually received or not) on

the day it is mailed, postage prepaid, or sent by overnight service or personally delivered or, if transmitted by telex or facsimile transmission, on the day that such notice is transmitted; provided, however, that any notice by telex or facsimile transmission, received by any Borrower or Lender after 4:00 p.m., Pacific Daylight Time at the recipient's address, on any day, shall be deemed to have been given on the next succeeding day. Any party may change its address for purposes of this Loan Agreement by giving notice of such change to the other parties pursuant to this Section 9.03.

Section 9.04. Choice of Forum; Consent to Service of Process and Jurisdiction.

Any suit, action or proceeding against the Borrower with respect to this Loan Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Colorado, County of Denver, or in the United States courts located in the State of Colorado as Lender in its sole discretion may elect, and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement or any of the Thunderbird Notes brought in the courts located in the State of Colorado, County of Denver, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

Section 9.05. Arbitration.

(a) Upon the demand of the Lender or Borrower (collectively the "Parties"), made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement, any document evidencing, creating, governing, or securing any indebtedness guaranteed pursuant to the terms hereof, or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather that being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot later be brought, filed, or pursued in court. **If Borrower shall fail to pay (or shall state in writing an intention not to pay or its inability to pay), not later than ten (10) days after the due date, any installment of interest on or principal of, any of the Thunderbird Notes or any fee, expense or other payment required hereunder, Lender may, at its sole option, enforce its right outside the arbitration provision found in this Section 11.05 or any of the Thunderbird Notes.**

Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Colorado. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

(b) No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (i) foreclose against any real or personal property collateral or other security, (ii) exercise self-help remedies (including repossession and setoff rights) or (iii) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section shall be a Dispute hereunder.

(c) Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law of the State of Colorado. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 5 years practice in commercial law in the State of Colorado. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"), one of whom must possess the qualifications to sit as a single arbitrator in a Dispute decided by one arbitrator. If the arbitration is consolidated with one conducted pursuant to the terms of an agreement between the Lender and the Borrower related to the indebtedness guaranteed, then the Arbitration Panel shall be one which meets the criteria set forth between the Lender and Borrower. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party, (i) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against borrower(s), guarantors, sureties and/or owners of collateral if different from the Borrower, and (ii) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitrability of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

(d) To the maximum extent practicable, the Administrator, the arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Colorado at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Documents and repayment in full of sums owed to Lender by Borrower unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

Section 9.06. Invalid Provisions.

If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) business days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

Section 9.07. Maximum Interest Rate.

(a) Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Thunderbird Notes any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Thunderbird Notes; provided that, if the Thunderbird Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Thunderbird Notes and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

(b) "Maximum Rate" shall be the highest lawful rate, or, if no such maximum rate is established by applicable law, then at the rate of eighteen percent (18%) per annum.

Section 9.08. Participations and Assignments of the Thunderbird Notes.

(a) The Lender shall have the right to enter into a participation agreement with any other Lender with respect to the Thunderbird Notes, or to sell all or any part of the Thunderbird Notes, but any participation or sale shall not affect the rights and duties of such Lender hereunder vis-à-vis Borrower. In the event that all or any portion of this Loan shall be, at any time, assigned, transferred or conveyed to other parties, any action, consent or waiver (except for compromise or extension of maturity), to be given or taken by Lender hereunder (herein "Action"), shall be such action as taken by the holders of a majority in amount of the Principal Amount of the Thunderbird Notes then outstanding, as such holders are recorded on the books of the Borrower and represented by Lender's Agent as described in subsection (b) below.

(b) Assignment or sale shall be effective, on the books of the Borrower, only upon (i) endorsement of the Thunderbird Notes, or part thereof, to the proposed new holder, along with a current notation of the amount of payments or installments received and net Principal Amount yet unfunded or unpaid, and presentment of such Thunderbird Notes to the Borrower for issue of a replacement note, or notes, in the name of the new holder; (ii) a designation by the holders of a single Lender's Agent for Notice, such agent to be the sole party to whom Borrower shall be required to provide notice when notice to Lender are required hereunder and who shall be the sole party authorized to represent Lender in regard to modification or waivers under the Loan Agreement, or other Loan Documents; and (iii) delivery of an opinion of counsel, reasonably satisfactory to Borrower, that transfer shall not require registration or qualification under applicable state or federal securities laws.

(c) So long as the Borrower is not in default hereunder, the Lender shall not sell or assign an interest in the Thunderbird Notes or rights under the Loan Agreement to any Person that the Borrower reasonably identifies to Lender as being engaged as a competitor.

Section 9.09. Confidentiality.

(a) All financial reports or information which are furnished to Lender pursuant to this Loan Agreement or pursuant to the Thunderbird Notes or other Loan Documents shall be treated as confidential unless and to the extent that such information has been otherwise disclosed by the Borrower, but nothing herein contained shall limit or impair Lender's right to disclose such reports to any appropriate Governmental Authority, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of this Loan Agreement, or to take any lawful action which Lender deem necessary to protect its interests under this Loan Agreement.

(b) Lender and its agents shall use their reasonable best efforts to protect and preserve the confidentiality of such information except for such disclosure as shall be required for compliance by Lender or their director designees with SEC reporting requirements or otherwise as a matter of law. Borrower may refuse to provide information as required pursuant thereto to an assignee or successor in interest to the Lender unless and until such assignee or successor shall have executed an agreement to maintain the confidentiality of the information as provided herein.

Section 9.10. Binding Effect.

The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

Section 9.11. No Third Party Beneficiary.

The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan document be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Thunderbird Notes, or in any other Loan Document, no conduct by any or all of the parties hereto, before or after signing this Loan Agreement nor any other Loan Document, shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

Section 9.12. Entirety.

This Loan Agreement and the other Loan Documents issued pursuant thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

Section 9.13. Headings.

Section headings are for convenience of reference only and, except as a means of identification of reference, shall in no way affect the interpretation of this Loan Agreement.

Section 9.14. Survival.

All representations and warranties made by Borrower herein shall survive delivery of the Thunderbird Notes and the making of the Loans.

Section 9.15. Multiple Counterparts.

This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

Section 9.16. Governing Law.

THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF COLORADO, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.

Section 9.17. Reference to Borrower.

The term Borrower shall mean Cardinal Communications, Inc., and Sovereign Partners, LLC where the context of the agreement makes such other reference appropriate.

IN WITNESS WHEREOF, the undersigned delivered, as of the day and year first above written.

Cardinal Communications, Inc.

By: ______________ 24 MAR 06

Its: CAO

Sovereign Partners, LLC

By: ______________

Its: President

Auth Agent

Thunderbird Management Limited Partnership

By: ______________

Its: General Partner